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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-30778) and related Prospectus of Nanogen, Inc. for the registration of 2,875,000 shares of its common stock and to the use of and incorporation by reference therein of our report dated
January 28, 2000, with respect to the consolidated financial statements of Nanogen, Inc. included therein and in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

San Diego, California
February 24, 2000